Exhibit 99.1

Exterran Holdings Reports Third-Quarter 2013 Results

● Achieved EBITDA, as adjusted, of $155.9 million for the quarter, up 23 percent over year-ago levels
● Reported net income from continuing operations attributable to Exterran stockholders of $0.34 per diluted share, excluding charges, for the quarter

HOUSTON, Nov. 5, 2013 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $155.9 million for the third quarter 2013. EBITDA, as adjusted, was $176.8 million for the second quarter 2013, which included an $18.2 million benefit from purchase option exercises in our North America and International contract operations businesses, and $126.4 million for the third quarter 2012.

Revenue was $776.0 million for the third quarter 2013, compared to $837.3 million for the second quarter 2013 and $718.7 million for the third quarter 2012.

Fabrication backlog was $619.4 million at September 30, 2013, compared to $746.5 million at June 30, 2013 and $1,239.5 million at September 30, 2012. Fabrication bookings were $276.2 million for the third quarter 2013, compared to $209.0 million for the second quarter 2013 and $313.9 million for the third quarter 2012.

“We achieved a solid overall operating performance in the third quarter 2013, including the second highest quarterly level of EBITDA, as adjusted, in four years, although we also experienced sequential declines in fabrication backlog and North America operating horsepower levels,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “With our increased fabrication bookings on a sequential basis and industry growth trends, we are optimistic about the prospects for continuing to improve our bookings levels in the fourth quarter 2013. With regard to our horsepower trends, we expect flat to slightly higher operating horsepower levels in our North America contract operations business in the fourth quarter 2013 based on customer demand in shale and liquids rich plays, which we believe will offset the customer stop activity that continues in conventional fields given relatively low natural gas prices.”

“Debt balances at the Exterran parent level (excluding Exterran Partners) declined by $84 million from June 30, 2013 to September 30, 2013. Exterran Holdings’ debt to adjusted EBITDA level under our credit agreement declined to 1.8x at September 30, 2013 from 3.0x at September 30, 2012. Our improved capital position provides increased financial flexibility to pursue our growth strategies,” said Bill Austin, Exterran Holdings’ Executive Vice President and Chief Financial Officer.

Net income from continuing operations attributable to Exterran stockholders, excluding charges, for the third quarter 2013 was $22.8 million, or $0.34 per diluted share, excluding non-cash pretax long-lived asset impairment charges of $6.9 million related to our North America contract operations business. Net income from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2013 was $20.7 million, or $0.31 per diluted share, and net income from continuing operations attributable to Exterran stockholders, excluding charges, for the third quarter 2012 was $1.4 million, or $0.02 per diluted share. Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges, also excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Net income attributable to Exterran stockholders for the third quarter 2013 was $41.0 million, or $0.62 per diluted share, compared to net income attributable to Exterran stockholders for the second quarter 2013 of $9.3 million, or $0.14 per diluted share, and net income attributable to Exterran stockholders for the third quarter 2012 of $113.4 million, or $1.74 per diluted share.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. is $12.6 million for the third quarter 2013, compared to $12.4 million for the second quarter 2013 and $7.9 million for the third quarter 2012. The distribution level for the third quarter 2013 results in a payment to the general partner, which is indirectly owned by Exterran Holdings, at the highest-tier incentive distribution level.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, Nov. 5, 2013, to discuss their third-quarter 2013 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 35883513.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 35883513#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), the leading provider of natural gas contract operations services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Revenues:
North America contract operations	$153,046	$163,645	$151,532
International contract operations	117,545	117,872	110,632
Aftermarket services	102,157	99,368	95,854
Fabrication	403,255	456,459	360,686
	776,003	837,344	718,704

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	71,446	71,161	75,217
International contract operations	50,598	50,015	46,260
Aftermarket services	80,788	77,936	75,793
Fabrication	328,390	381,573	310,754
Selling, general and administrative	93,723	91,117	85,536
Depreciation and amortization	81,305	80,751	85,248
Long-lived asset impairment	6,925	16,574	3,204
Restructuring charges	-	-	1,515
Interest expense	28,882	30,250	31,723
Equity in income of non-consolidated affiliates	(4,778)	(4,722)	(4,793)
Other (income) expense, net	(4,447)	(7,239)	(1,450)
	732,832	787,416	709,007

Income before income taxes	43,171	49,928	9,697
Provision for income taxes	15,421	23,849	1,267
Income from continuing operations	27,750	26,079	8,430
Income (loss) from discontinued operations, net of tax	17,511	(1,575)	110,916
Net income	45,261	24,504	119,346
Less: net income attributable to the noncontrolling interest	(4,284)	(15,169)	(5,980)
Net income attributable to Exterran stockholders	$40,977	$9,335	$113,366

Basic income (loss) per common share:
Income from continuing operations attributable to Exterran stockholders	$0.36	$0.17	$0.04
Income (loss) from discontinued operations attributable to Exterran stockholders	0.26	(0.03)	1.71
Net income attributable to Exterran stockholders	$0.62	$0.14	$1.75
Diluted income (loss) per common share:
Income from continuing operations attributable to Exterran stockholders	$0.36	$0.16	$0.04
Income (loss) from discontinued operations attributable to Exterran stockholders	0.26	(0.02)	1.70
Net income attributable to Exterran stockholders	$0.62	$0.14	$1.74
Weighted average common and equivalent shares outstanding:
Basic	65,780	65,716	64,847
Diluted	66,347	66,248	65,094

Net income (loss) attributable to Exterran stockholders:
Income from continuing operations attributable to Exterran stockholders	$23,466	$10,910	$2,450
Income (loss) from discontinued operations, net of tax	17,511	(1,575)	110,916
Net income attributable to Exterran stockholders	$40,977	$9,335	$113,366

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Revenues:
North America contract operations	$153,046	$163,645	$151,532
International contract operations	117,545	117,872	110,632
Aftermarket services	102,157	99,368	95,854
Fabrication	403,255	456,459	360,686
Total	$776,003	$837,344	$718,704

Gross Margin (1):
North America contract operations	$81,600	$92,484	$76,315
International contract operations	66,947	67,857	64,372
Aftermarket services	21,369	21,432	20,061
Fabrication	74,865	74,886	49,932
Total	$244,781	$256,659	$210,680

Selling, General and Administrative	$93,723	$91,117	$85,536
% of revenue	12%	11%	12%

EBITDA, as Adjusted (1)	$155,931	$176,825	$126,431
% of revenue	20%	21%	18%

Capital expenditures	$92,929	$107,944	$100,871
Less: Proceeds from sale of PP&E	(12,987)	(56,166)	(1,963)
Net Capital expenditures	$79,942	$51,778	$98,908

Gross Margin Percentage:
North America contract operations	53%	57%	50%
International contract operations	57%	58%	58%
Aftermarket services	21%	22%	21%
Fabrication	19%	16%	14%
Total	32%	31%	29%

Total Available Horsepower (at period end):
North America contract operations	3,423	3,401	3,341
International contract operations	1,257	1,268	1,254
Total	4,680	4,669	4,595

Total Operating Horsepower (at period end):
North America contract operations	2,840	2,867	2,849
International contract operations	977	998	1,001
Total	3,817	3,865	3,850

Average Operating Horsepower:
North America contract operations	2,845	2,884	2,830
International contract operations	992	1,000	1,003
Total	3,837	3,884	3,833

Horsepower Utilization (at period end):
North America contract operations	83%	84%	85%
International contract operations	78%	79%	80%
Total	82%	83%	84%

	September 30,	June 30,	September 30,
Fabrication Backlog:	2013	2013	2012
Compression & accessory	$177,302	$193,546	$231,027
Production & processing equipment	357,528	424,152	687,174
Installation	84,605	128,818	321,345
Total	$619,435	$746,516	$1,239,546

Debt to Capitalization:
Debt	$1,564,308	$1,642,847	$1,705,638
Exterran stockholders' equity	1,631,507	1,578,980	1,476,314
Capitalization	$3,195,815	$3,221,827	$3,181,952
Total Debt to Capitalization	49%	51%	54%

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$45,261	$24,504	$119,346
(Income) loss from discontinued operations, net of tax	(17,511)	1,575	(110,916)
Income from continuing operations	27,750	26,079	8,430
Depreciation and amortization	81,305	80,751	85,248
Long-lived asset impairment	6,925	16,574	3,204
Restructuring charges	-	-	1,515
Proceeds from sale of joint venture assets	(4,778)	(4,722)	(4,793)
Interest expense	28,882	30,250	31,723
(Gain) loss on currency exchange rate remeasurement of intercompany balances	426	4,044	(163)
Provision for income taxes	15,421	23,849	1,267
EBITDA, as adjusted (1)	155,931	176,825	126,431
Selling, general and administrative	93,723	91,117	85,536
Equity in income of non-consolidated affiliates	(4,778)	(4,722)	(4,793)
Proceeds from sale of joint venture assets	4,778	4,722	4,793
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(426)	(4,044)	163
Other (income) expense, net	(4,447)	(7,239)	(1,450)
Gross Margin (1)	$244,781	$256,659	$210,680

Net income attributable to Exterran stockholders	$40,977	$9,335	$113,366
(Income) loss from discontinued operations	(17,511)	1,575	(110,916)
Charges, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	4,071	14,500	2,535
Restructuring charges	-	-	1,203
Proceeds from sale of joint venture assets	(4,778)	(4,722)	(4,793)
Net income from continuing operations attributable to Exterran stockholders, excluding charges	$22,759	$20,688	$1,395

Diluted income from continuing operations attributable to Exterran stockholders	$0.36	$0.16	$0.04
Adjustment for charges, after-tax, per common share	(0.02)	0.15	(0.02)
Diluted net income from continuing operations attributable to Exterran stockholders per common share, excluding charges (1)	$0.34	$0.31	$0.02

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.